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                                   EXHIBIT 10.20.1


                                 MANAGEMENT CONTRACT

    THIS AGREEMENT made and entered into this 1st day of October, 1996, by and between LITHIA MOTORS, INC., hereinafter designated as "First Party", and LITHIA PROPERTIES, L.L.C., designated as "Party of the Second Part". This agreement supersedes all prior management agreements and amendments.

    Party of The First Part, an entity having expertise and skills in various specialties that are of need by Party of the Second Part, does herewith enter into a formal agreement to furnish and provide services as herein outlined for compensation as here set forth:

I.  DESCRIPTION OF SERVICES:

    1. Furnishing of bookkeeping and accounting services on a daily, monthly and annual basis.

    2. Furnishing of computer services to facilitate the aforesaid bookkeeping and accounting activities.

    3. Furnishing full computer and computer software services, including required expertise in surveillance, maintenance and repair of same.

    4. Developing software packages and arranging purchases of supplies, software and hardware, as needed for both the ADP and Altos computers.

    5. Instructing Party of the Second Part personnel in the use of computer hardware and software.

    6. Creating and maintaining the management information system reports to facilitate dissemination of information on sales goals and achievements to appropriate Party of the Second Part personnel.

    7. Preparing, maintaining and supervising books involving investments as well as the administering and procurement of investments.

    8. Organizing, supervising and detailing preliminary information needed for business tax returns, financial statements and other corporate records for income tax and loan requirements.

    9. Planning, handling and overseeing all advertising for company sales efforts.

    10. Providing executive management services of top level officers. These services shall include the full range of executive authority and surveillance to assure that all company policies have been appropriately conducted and carried out.

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    It is recognized that these services of high level performance are critical to the successful operation of this company, and such services are required without limitation in order to effect an optimum result for the company. Such services shall entail intensive time and effort on the part of executive management.

    11. Providing supervisory management services on a department head level including, but not limited to, sales advertising office and audit, Bill Daves shall act as head of sales and advertising department, functioning in a full time consultation basis. Dorothy Crockett shall head the office and auditing department and shall function on a full time basis. Nothing herein shall preclude Party of the First Part from obtaining replacements for any of said department heads at the exclusive discretion and choice of Party of the First Part.

II. COMPENSATION TO PARTY OF THE FIRST PART FOR THE FOREGOING SERVICES:

    For services rendered, LITHIA PROPERTIES, L.L.C., agrees to pay the sum of $36,000.00 per month. If Party of the First Part provides services by its employees beyond the normal management functions as provided for herein then Party of the First Part shall be compensated at 111% of said employee's salary for the time period he/she devotes beyond the normal functions to Party of the Second Part. From time-to-time both parties may agree to compensation in amounts other than stated above for unusual situations and without the necessity of modification of this agreement.

II24.     GENERAL STATEMENT OF RESPONSIBILITIES OF PARTY OF THE FIRST PART:

    Party of the First Part shall conscientiously attend to all of the services and detail set forth above and shall exercise its discretion in terms of providing the services here contemplated. Notwithstanding name and ownership similarities, as between the parties hereto, each is an independent contractor. Neither is employee, agent or servant of the other, so that except as herein provided, there shall not be considered the imputation of vicarious liability unto the other because of the acts or omissions on the part of one.

IV. RESPONSIBILITY OF PARTY OF THE SECOND PART:

    Party of the Second Part shall promptly furnish to Party of the First Part all documents and records required for the management and consultation services here described. Any and all occurrences that would impact on the responsibilities and duties of Party of the First Part shall be forthwith and immediately communicated by Party of the Second Part, their agents, servants and employees, unto the appropriate employees of Party of the First Part.

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    Party of the First Part shall not be required to advance funds for the account of Party of the Second Part. However, should Party of the First Part make payments for the account of the other party, upon notification to the obligated part, that party shall immediately remit unto Party of the First Part sufficient funds to remove any deficit or to cure any advance.

    All payments required from Party of the Second Part, not limited only to the compensation due Party of the First Part, shall be timely paid and, where required on a monthly basis, shall be paid prior to the tenth day of the month immediately following the month that the obligation was incurred.

V.  TERM OF AGREEMENT:

    This agreement shall commence on the date hereof and shall continue until December 31, 1996 whereupon this agreement shall

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terminate.  Further, it is acknowledged that this agreement may be changed from time to time as necessity dictates.

    IN WITNESS of the understanding and agreement of the parties, they have entered into this agreement this 1st day of October, 1996.

PARTY OF THE FIRST PART:               PARTY OF THE SECOND PART:
LITHIA MOTORS, INC.                    LITHIA PROPERTIES, L.L.C.


  [Signature]                            [Signature]
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